Exhibit 99.1

For Immediate Release
Wright Investors’ Service Holdings, Inc. Completes Sale of The Winthrop Corporation

Greenwich, CT, July 17, 2018 -- Wright Investors’ Service Holdings, Inc.  (OTC Pink Sheets: WISH) announced the completion today of the sale of 100% of the issued and outstanding common stock of The Winthrop Corporation (Winthrop), a wholly owned subsidiary of WISH, to Khandwala Capital Management, Inc., a company principally owned and controlled by Amit S. Khandwala, the current Co-Chief Executive Officer and Chief Investment Officer of Winthrop. Winthrop, through its wholly owned subsidiary Wright Investors' Service, Inc., is an investment management and financial advisory firm.

WISH received $6,000,000 in cash upon the closing of the sale. The sale was approved by the WISH stockholders on July 16, 2018 at the annual stockholders meeting.

Please refer to WISH's filing on Form 8-K with the Securities and Exchange Commission for further information relating to the transaction.

Contact:
Wright Investors’ Service Holdings, Inc.
Ira J. Sobotko
Vice President and Chief Financial Officer
914-242-5778